UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2023

CACTUS ACQUISITION CORP. 1 LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4B Cedar Brook Drive
Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

(609) 495-2222

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CCTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CCTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed, Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Cactus” or the “Company”) has called an extraordinary general meeting in lieu of 2023 annual general meeting of the Company to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on April 20, 2023 (the “Meeting”) for the purpose of considering and voting on, among other proposals, a proposal to approve, by way of special resolution, an amendment to Cactus’ Amended and Restated Memorandum and Articles of Association to extend the date by which Cactus has to consummate a business combination (the “Extension”) from May 2, 2023 to November 2, 2023 or such earlier date as may be determined by Cactus’ board of directors in its sole discretion (the “Articles Extension Proposal”).

In connection with the Meeting, the Articles Extension Proposal and the Extension, effective as of April 11, 2023, the Company and its sponsor, Cactus Healthcare Management LP (the “Sponsor”), entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties (the “Non-Redeeming Shareholders”). Pursuant to the Non-Redemption Agreements, the Non-Redeeming Shareholders agreed not to redeem (or to validly rescind any redemption requests with respect to) an aggregate of 2,000,000 Class A ordinary shares of the Company (“Non-Redeemed Shares”) related to the shareholder vote on the Articles Extension Proposal. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, the Sponsor agreed to transfer an aggregate of 100,000 Class B ordinary shares of the Company held by the Sponsor to the Non-Redeeming Shareholders immediately following, and subject to, consummation of an initial business combination. The number of Class B ordinary shares transferable by the Sponsor to the Non-Redeeming Shareholders is subject to potential increase if the number of Class A ordinary shares that are not redeemed in connection with the Meeting exceeds 2,000,000; however, the total number of Class B ordinary shares that may be transferred to the Non-Redeeming Shareholders, in the aggregate, will not exceed 250,000.

The transfer of the Class B ordinary shares to the Non-Redeeming Shareholders is furthermore conditioned upon: (i) the Non-Redeeming Shareholders’ continuing to hold the Non-Redeemed Shares through the Meeting; (ii) the approval of the Articles Extension Proposal at the Meeting; and (iii) and Cactus’ fulfilling the continued or initial listing requirements for listing on the Nasdaq Global Market following the Meeting.

The Non-Redemption Agreements will increase the amount of funds that remain in the Company’s trust account following the Meeting.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Non-Redemption Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023

CACTUS ACQUISITION CORP. 1 LIMITED

By:	/s/ Stephen T. Wills
Name:	Stephen T. Wills
Title:	Chief Financial Officer

2